UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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CEVA, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CEVA, INC.
2033 Gateway Place, Suite 150
San Jose, California 95110

Notice of Annual Meeting of Stockholders
to be held on June 2, 2009

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Tuesday, June 2, 2009, at 8:30 a.m., local time, at the New York Marriott Marquis, 1535 Broadway New York, New York 10036, for the purpose of considering and voting upon the following matters:

1. To elect seven directors to serve until the 2010 annual meeting of stockholders or until their successors are elected and qualified;

2. To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,500,000 to 2,150,000 shares;

3. To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2009; and

4. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

Our board of directors presently has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for 2008 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on April 6, 2009 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By order of the Board of Directors,

/s/  Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 23, 2009
San Jose, California

Proxy Statement
PROPOSAL 1 -- ELECTION OF SEVEN DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
PROPOSAL 2 -- AMENDMENT AND RESTATEMENT OF 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 -- RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING AND NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS
Appendix A

CEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders
to be held on June 2, 2009

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Tuesday, June 2, 2009, at 8:30 a.m., local time, at New York Marriott Marquis, 1535 Broadway New York, New York 10036, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for 2008, and the enclosed proxy card are first being mailed to stockholders on or about April 23, 2009. In addition to the mailing, the notice of the annual meeting, the proxy statement and the proxy card are available for your review, print and download on our website at www.ceva-dsp.com. The enclosed annual report incorporates our annual report on Form 10-K for 2008, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission (the “SEC”). Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide copies of the exhibits to our annual report on Form 10-K, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee which fee shall be limited to CEVA, Inc.’s reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Voting of Proxies

Voting by Proxy Card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet.  A stockholder may vote his, her or its shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting.  A stockholder of record may vote his, her or its shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder of record attends the annual meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to vote in person at the annual meeting.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares of common stock are held in your name, you may revoke your proxy (1) by filing with our corporate secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent to CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to revoke your proxy.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy holders will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion. Gideon Wertheizer and Yaniv Arieli have been selected as proxy holders by our board of directors and currently serve as our executive officers.

Stockholders Entitled to Vote

Our board of directors has fixed April 6, 2009 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On April 6, 2009, there were 19,490,080 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting. An automated system administered by our transfer agent, American Stock Transfer and Trust Corporation, will tabulate votes cast by proxy and one of their representatives will act as inspector of elections to tabulate votes cast in person at the annual meeting.

Under the General Corporation Law of the State of Delaware, abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With respect to our proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of the director nominees. With respect to proposals 2 and 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposals 2 and 3, whereas broker “non-votes” will have no effect on such proposals.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of March 6, 2009, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “Named Executive Officers,” as described in the 2008 Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, (the “SEC”), and generally includes voting power and/or investment power with respect to securities. The percentages are based on 19,530,111 shares of our common stock as of March 6, 2009. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 6, 2009 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

			Options
			Included in
			Shares
			Beneficially
	Shares Beneficially Owned		Owned
Name of Beneficial Owner	Number	Percent	Number

5% Stockholders
Royce & Associates, LLC(1)	2,445,500	12.5%	—
Austin W. Marxe and David M. Greenhouse(2)	2,327,277	11.9%	—
Dimensional Fund Advisors LP(3)	1,245,482	6.4%	—
Whitman Capital, LLC(4)	1,039,860	5.3%	—
Barclays Global Investors, N.A.(5)	1,004,009	5.1%	—
Directors and Executive Officers
Eliyahu Ayalon	13,000	*	13,000
Zvi Limon	199,751	1.0%	199,751
Bruce A. Mann	138,750	*	138,750
Peter McManamon	546,614	2.7%	93,000
Sven-Christer Nilsson	269,556	1.4%	269,556
Louis Silver	116,000	*	116,000
Dan Tocatly	70,500	*	70,500
Gideon Wertheizer	225,623	1.1%	225,623
Yaniv Arieli	121,248	*	121,248
Issachar Ohana	173,231	*	171,499
All directors and executive officers as a group (10 persons)	1,874,273	8.8%	1,418,927

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Royce & Associates, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on January 23, 2009, reporting beneficial ownership of 2,445,500 shares of common stock as of December 31, 2008. The information contained in this table is derived from such filing. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(2)	Austin W. Marxe and David M. Greenhouse filed a Schedule 13G/A with the Securities and Exchange Commission on February 13, 2009, reporting beneficial ownership of 2,327,277 shares of common stock as of December 31, 2008. As stated in such Schedule 13G/A, Messrs. Marxe and Greenhouse share sole voting and investment power over 214,977 shares of Common Stock owned by Special Situations Cayman Fund, L.P., 900,000 shares of Common Stock owned by Special Situations Fund III QP, L.P. 187,779 shares of Common Stock owned by Special Situations Technology Fund, L.P. and 1,024,521 shares of Common Stock owned by

Special Situations. The address of Messrs. Marxe and Greenhouse is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(3)	Dimensional Fund Advisors LP filed a Schedule 13G/A with the Securities and Exchange Commission on February 9, 2009, reporting beneficial ownership of 1,245,482 shares of common stock as of December 31, 2008. The information contained in this table is derived from such filing. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)	Whitman Capital, LLC filed a Schedule 13G with the Securities and Exchange Commission on February 5, 2009, on its own behalf and on behalf of Whitman Partners, L.P. and Douglas F. Whitman, reporting beneficial ownership of 1,039,860 shares of common stock as of December 31, 2008. The information contained in this table is derived from such filing. The address of the reporting persons is 525 Middlefield Road, Suite 210, Menlo Park, California 94025.

(5)	Barclays Global Investors, NA. filed a Schedule 13G with the Securities and Exchange Commission on February 5, 2009, on its own behalf and on behalf of Barclays Global Fund Investors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Ltd., Barclays Global Investors Canada Ltd., Barclays Global Investors Australia Ltd. and Barclays Global Investors (Deutschland) AG, reporting beneficial ownership of 1,004,009 shares of common stock as of December 31, 2008. The information contained in this table is derived from such filing. The address of the reporting persons is c/o Barclays Global Investors, NA. 400 Howard Street, San Francisco, California 94105.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2008.

	Number of Shares		Number of
	to be Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	667,500	$7.03	13,000
CEVA 2002 Stock Incentive Plan	1,479,653	$5.92	1,312,561
CEVA 2000 Stock Incentive Plan	2,375,001	$8.95	78,885
CEVA 2002 Employee Stock Purchase Plan	n/a	n/a	217,711
Equity compensation plans not approved by security holders
Parthus Technologies 2000 Share Option Plan	26,075	$12.30	—
Total	4,548,229	$7.70	1,622,157

The Parthus Technologies 2000 Share Option Plan was not approved by our stockholders as the plan and the options granted thereunder were assumed by us in connection with our combination with Parthus Technologies plc in November 2002. Each option under that plan became an option to purchase the number of shares of our common stock that the holder of such option would have received had such holder exercised the option prior to the combination and held Parthus ordinary shares, and the exercise price per share was adjusted proportionately. Under the terms of that plan, an option holder is entitled to exercise an option in respect of 25% of the total number of shares subject to option on the first anniversary of the date of grant. Each successive month thereafter, the option holder is entitled to exercise options in respect of 1/48th of the total number of shares subject to the option. Options will lapse to the extent that they have not been exercised by the earliest of the seventh anniversary of its date of grant, the expiration of 12 months from the date of death of the option holder or three months from the date of cessation of the option holder’s status as an employee, consultant or director.

PROPOSAL 1 — ELECTION OF SEVEN DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2010 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

Set forth below for each director is information as of March 6, 2009 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past 5 years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

		Director	Principal Occupation, Other Business Experience During
Name	Age	Since	the Past Five Years and Other Directorships

Eliyahu Ayalon	66	1999	Mr. Ayalon served as chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our chief executive officer from November 1999 to January 2001. Mr. Ayalon has served as president and chief executive officer of DSP Group, Inc., a fabless semiconductor company, from April 1996 until April 2005 and from January 2007 to present. Mr. Ayalon also has served as a member of the board of directors of DSP Group, Inc. since April 1996 and as chairman since January 2000. Mr. Ayalon is also a member of the executive committee of the University Center of Ariel, Israel.
Zvi Limon(1)(3)	50	1999	Mr. Limon has served as a member of our board of directors since November 1999. Since 1999, Mr. Limon has been a partner at Magma Venture Capital, a consulting and investment advisory firm. Since 2006, Mr. Limon also has been a general partner of Rimon Investment Fund, a consulting and investment advisory firm. Since 2008, he has served as a member of the board of directors of Leadcom Integrated Solutions Ltd., an Israeli public company. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon is a member of the board of directors of DSP Group, Inc., GVT (Holding) SA, the parent company of Global Village Telecom in Brazil and Tefron Ltd., an apparel company.
Bruce A. Mann(2)	74	2001	Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann has been a partner of Morrison & Foerster LLP since February 1987. He was a Senior Managing Director of WR Hambrecht & Co., an investment banking firm, from 1999 to 2003.
Peter McManamon	60	2003	Mr. McManamon has served as a member of our board of directors since April 2003 and was appointed chairman of our board in May 2005. He served as chief financial officer of Parthus Technologies plc from 1993 until March 2001, executive vice president of corporate development of Parthus Technologies plc from March 2001 until November 2002, a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. Since May 2005, Mr. McManamon has served as a venture partner of Atlantic Bridge Ventures, an investment company. He also serves as a director of the National Development Finance Agency, an appointment by the Irish Government.

		Director	Principal Occupation, Other Business Experience During
Name	Age	Since	the Past Five Years and Other Directorships

Sven-Christer Nilsson(1)(2)(3)	64	2002	Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. Mr. Nilsson has been the Chief Executive Officer of RIPASSO AB since August 1999. Between 1982 and 1999 he held various positions with The Ericsson Group, the telecommunications equipment supplier, including president, Ericsson Radio Systems (Sweden), vice president, Mobile Switching Systems, executive vice president, Cellular Systems-American Standards, and, from 1998, president and chief executive officer. Mr. Nilsson also serves as a director of ASSA Abloy AB, a global locks and security corporation, and Sprint Nextel Corporation. Until March 2009, Mr. Nilsson served as Chairman of the Board of Directors of Swedish ICT Research AB, an industrial research institute. He currently serves as Chairman of the Board of Directors of the (Swedish) Public Service Broadcasting Foundation, and is also a Member of The Royal Swedish Academy of Engineering Sciences.
Louis Silver(1)(2)(4)	55	2002	Mr. Silver has served as a member of our board of directors since April 2002. He is a Principal of RP Capital Group, an alternative investment firm focused on investment opportunities in EEMEA and has served as an advisor to RP Capital Group since April 2005. From January 2005 until January 2006, he acted as a private banking consultant. From August 2002 until April 2005, he acted as a legal and business development advisor to companies and individuals. From September 1996 until June 2002, he served as an advisor and counsel to Discount Bank & Trust Company. Mr. Silver is also a member of the board of directors of DSP Group, Inc.
Dan Tocatly(4)	49	2004	Mr. Tocatly has served as a member of our board of directors since February 2004. Mr. Tocatly has served as co-chairman of FMR Computers & Software LTD., a software solutions company, since January 2002. Since September 2006, Mr. Tocatly also has been a general partner of Rimon Investment Fund, a consulting and investment advisory firm. Mr. Tocatly served as a principal at Limon Holdings Ltd., a consulting and investment advisory firm, from August 1996 to September 2001.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominations Committee.

(4)	Member of the Investment Committee.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that all members of the board are independent pursuant to the NASDAQ listing rules. In making this determination, our board of directors considered transactions and relationships between each director or his immediate family and the company and our subsidiaries, including those reported in the section below captioned, “Transactions with Related Parties.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our directors are independent under the standards set forth by the NASDAQ listing rules.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings

Our board of directors met 7 times in meetings or telephonically during 2008. All directors attended at least 75% of the meetings of our board of directors, including meetings of the committees of the board, during the period that they served on our board of directors. It is the policy of our board that the independent directors shall meet separately with no members of management present in executive sessions as appropriate, but no less than twice annually.

Board Committees

Our board of directors has an Audit, Compensation, and Nominations committee, each of which operates under a charter that has been approved by the board. Current copies of each of the Audit, Compensation and Nominations Committee’s charters are posted on the Corporate Governance section of our website, www.ceva-dsp.com.

The primary purpose of the Audit Committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CEVA and audits of the financial statements of CEVA. The members of the Audit Committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the chairman of the Audit Committee. The Audit Committee met six times in meetings or telephonically during 2008. All of the members of the Audit Committee are independent as defined by the NASDAQ listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the Compensation Committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the Compensation Committee are Bruce A. Mann, Louis Silver and Sven-Christer Nilsson. Mr. Mann serves as the chairman of the Compensation Committee. The Compensation Committee met five times in meetings or telephonically during 2008. All of the members of the Compensation Committee are independent as defined by the NASDAQ listing standards.

The primary purpose of the Nominations Committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the Nominations Committee are Zvi Limon and Sven-Christer Nilsson. There was one meeting of the Nominations Committee during calendar 2008. All members of the Nominations Committee are independent, as defined by the NASDAQ listing standards.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules.

Our board of directors has determined that we do not currently have an “audit committee financial expert” as defined by SEC rules serving on our Audit Committee. It has been difficult for companies of our size to identify and retain an audit committee financial expert. Each member of our Audit Committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding Audit Committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Limon, Mr. Nilsson and Mr. Silver and their long standing service as members of our Audit Committee, our board of directors believes that Mr. Limon, Mr. Nilsson and Mr. Silver are qualified to carry out all duties and responsibilities of the Audit Committee, including meeting the financial sophistication standards of NASDAQ listing rules. We are committed to seeking an Audit Committee member to meet the SEC requirements for an “audit committee financial expert,” but we can provide no assurance that we will be successful in doing so.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	determining the compensation of the executive officers, including the chief executive officer;

•	reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	administering CEVA’s equity incentive plans.

Nominations Committee

The Nominations Committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees. The Nominations Committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics, and corporate guidelines and making recommendations to the board of revisions to the code and the guidelines from time to time as appropriate.

Director Candidates

The process to be followed by the Nominations Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the Nominations Committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominations Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The Nominations Committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates. Stockholders who wish to submit a recommendation for potential director candidate for consideration should follow the procedures set forth under “Stockholder Proposals for 2010 Annual Meeting and Nominations of Persons for Election to the Board of Directors.” Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations Committee or the board, by following the procedures set forth under “Stockholder Proposals for 2010 Annual Meeting and Nominations of Persons for Election to the Board of Directors.”

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominations Committee, with the assistance of our Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominations Committee or the Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 2033 Gateway Place, San Jose, California 95110.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics. This code applies to all of our employees and is posted on the Corporate Governance section of our website at www.ceva-dsp.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on the Nasdaq Global Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our website. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Director Attendance at Stockholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. All directors attended the 2008 annual meeting of stockholders in person.

Transactions with Related Parties

On July 1, 1996, one of CEVA’s Irish subsidiaries entered into a property lease agreement with Veton Properties Limited to lease office space in Dublin, Ireland, known as the Harcourt lease. The lease term was 25 years from July 1, 1996 and the annual rental payment was approximately $1.3 million. Peter McManamon, chairman of our board of directors, is a minority stockholder of Veton Properties Limited. On January 18, 2008, we made a payment of approximately $5.7 million to surrender and terminate the lease.

One of our directors, Bruce Mann, is a partner of Morrison & Foerster LLP, our outside legal counsel. Fees paid to Morrison & Foerster LLP during the year ended December 31, 2008 were $263,128.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the Charter of the Audit Committee. Pursuant to this policy, our Audit Committee must review and approve any such transactions.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of CEVA, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2008, all filings required to be made by our reporting persons in accordance with the requirements of the Exchange Act were made.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. The Compensation Committee, which establishes our compensation policy, seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable CEVA to attract and retain qualified executive officers;

•	create a performance-oriented environment by rewarding executive officers for the achievement of CEVA’s business objectives and/or achievement of an individual executive officers’ particular area of responsibility; and

•	provide executive officers with equity incentives in CEVA so as to link a portion of an executive officers’ compensation with the performance of CEVA’s common stock.

We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing incentives to maximize long-term value for our company and our stockholders. We further believe that our executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.

The Compensation Committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish our overall compensation strategy, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, our executive and non-executive officers and other key employees each fiscal year; and administer our incentive compensation and benefit plans, 401(k) plan, and stock option and purchase plans. The Compensation Committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Mann, Silver and Nilsson were the members of the Compensation Committee in 2008 with Mr. Mann as the chair.

Role of Chief Executive Officer and Compensation Consultants in Compensation Decisions

In its annual review of each executive officer’s total compensation, the Compensation Committee takes into consideration the assessment of the performance of each executive officer by Mr. Wertheizer, our Chief Executive Officer (other than his own performance, which is reviewed solely by the Compensation Committee), their accomplishments, and individual and corporate performance of each such executive officer, including Mr. Wertheizer’s recommendation with respect to salary adjustments and annual option award amounts.

Pursuant to the authorization provided by its charter, the Compensation Committee engaged the services of Compensia, a compensation consultant, in 2008 to provide the committee with general comparative information about the option grants of chief executive officers and chief financial officers of peer companies, current long-term incentive award compensation trends, and general observations about our executive compensation program. No benchmarking analysis was undertaken. Compensia did not directly recommend any amount of option grants or form of long-term incentive award compensation for any executive officer.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, annual cash award and long-term equity incentive compensation consisting of stock option grants.

Base Salary.  The base salaries of our executive officers are reviewed annually and are set by the Compensation Committee. Base salaries for executive officers, including the Chief Executive Officer, are generally determined on an individual basis by evaluating (i) the executive’s scope of responsibility and changes in job responsibility, performance, prior employment experience and salary history; (ii) our financial performance, including changes in our revenues and profits, during the year; (iii) competitive market conditions for executive compensation; and (iv) internal consistency within our salary structure. The base salaries for our executive officers were not increased in 2008. The base salaries of Messrs. Wertheizer and Arieli are denominated in New Israeli Shekel (NIS) in consideration that both executive officers reside in Israel.

Annual Cash Award.  The Compensation Committee believes that an annual cash award component for compensation to supplement base salaries of executive officers provides an important incentive to the achievement of corporate goals. As a result, the Compensation Committee established a 2008 Executive Bonus Plan for Messrs. Wertheizer and Arieli. Under such bonus plan, (a) fifty percent of the bonus payable to each of Messrs. Wertheizer and Arieli may be payable if both the 2008 revenue and operating income goals, based on the company’s internal 2008 budget as previously approved by our board of directors, were achieved; and (b) the other fifty percent of the bonus payable to each of Messrs. Wertheizer and Arieli would be payable at the discretion of the Compensation Committee based on such tangible and intangible individual performance factors as it considered appropriate. The bonus payable to each of Messrs. Wertheizer and Arieli was capped at fifty percent of their respective base salary for 2008. Notwithstanding the general parameters of the 2008 Executive Bonus Plan, the Compensation Committee considered the small size of our management team and the benefits offered by some flexibility in the bonus plan and recognized that the long-term success of the company is achieved by the attainment of various strategic goals and not singular focus on specific financial metrics. As a result, the Compensation Committee concluded that in the event circumstances not in the ordinary course of business and unforeseen at the time of the establishment of 2008 Executive Bonus Plan arise, it would be in the company’s best interests and the best interests of our stockholders if the Compensation Committee had the discretion to (i) award all or a portion of the fifty percent of the cash bonus based on revenue and operating income goals whether or not the financial goals were achieved, (ii) award only a portion or none of such fifty percent of the cash bonus notwithstanding the achievement of the financial goals or (iii) otherwise make adjustments to the metrics for awarding such fifty percent of the cash bonus.

In March 2009, the Compensation Committee determined that the 2008 revenue and operating income goals, as well as the individual performance goals, under the 2008 Executive Bonus Plan were achieved. The individual performance goals considered by the Compensation Committee for both Messrs. Wertheizer and Arieli for 2008 included management’s success in surrendering and terminating the company’s long-term Harcourt lease in Dublin, Ireland, restructuring the company’s SATA activities and executing specified strategic customer license agreements. The Compensation Committee did not assign a particular weight to any individual performance factor or consider a particular performance factor as the primary determinant. The determination of the achievement of individual performance factors by either Messrs. Wertheizer or Arieli was necessarily subjective. In recognition of the successful execution of the company’s financial and strategic goals in 2008, the Compensation Committee approved the payment of an annual bonus of NIS 559,020 (approximately U.S.$132,000) and NIS 369,000 (approximately U.S.$87,000) to each of Messrs. Wertheizer and Arieli, respectively. We are not disclosing the specific 2008 revenue and operating income goals used to determine the annual cash bonuses payable to Messrs. Wertheizer and Arieli because they are confidential and their disclosure could cause competitive harm to the company.

Long-Term Incentive Compensation.  Stock options are an element of the compensation packages of our executive officers, including our Chief Executive Officer, because they provide an incentive for our executive officers to maximize stockholder value and because they reward our executive officers only to the extent that our stockholders also benefit. The Compensation Committee believes that it is to our advantage to increase our executive officers’ interest in our future performance, as these employees share the primary responsibility for CEVA’s management and growth. Partly in consideration of the general data provided by compensation consultant, Compensia, in 2008, the Compensation Committee granted options to purchase 260,000, 120,000 and 120,000 shares of our common stock to Messrs. Wertheizer, Arieli and Ohana, respectively. In 2009, we intend to continue to provide long-term awards to our executive officers through stock option grants, which will vest based on continued employment consistent with the general vesting schedules discussed below.

Compensation of Chief Executive Officer.  The determination by the Compensation Committee of the remuneration of Mr. Wertheizer in 2008 generally was based upon methods consistent with those used for our other executive officers. The Compensation Committee believes that the salary and long-term incentive compensation paid to Mr. Wertheizer in 2008 were appropriate based on our compensation policy.

Compensation of Executive Vice President, Worldwide Sales.  The annual cash compensation payable to Mr. Ohana is comprised of base salary, as determined in accordance with the criteria discussed above for all executive officers, and commission-based cash bonus payable quarterly based on the criteria discussed below.

The process for setting the annual revenue target for Mr. Ohana’s incentive plan begins with a discussion by our Chief Executive Officer and Chief Financial Officer of the strategic and operating plans for the relevant fiscal year. Our Compensation Committee reviews such objectives and subject to any further adjustments, approves them. The annual revenue target set for Mr. Ohana’s incentive plan generally requires significant effort by Mr. Ohana to achieve. For 2008, Mr. Ohana’s commission-based cash bonus was based on a formula using a specified 2008 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 was applied to the commission rate based on 0% to 100% achievement of the 2008 annual revenue target. A commission multiplier of 1.5 was applied to the commission rate based on the achievement of the 2008 annual revenue target beyond 100%. The 2008 annual revenue target was based on the company’s internal 2008 budget as approved by our board of directors. Mr. Ohana’s cash bonus based on the achievement of the 2008 annual revenue target was capped at $100,000. In addition, Mr. Ohana was eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2008 annual revenue target were achieved. Furthermore, Mr. Ohana was eligible to receive an additional bonus of $5,000 each time he successfully executed a license agreement with a specified large customer that exceeded a specified amount. The 2008 strategic account bonus was capped at $20,000 if we failed to achieve the 2008 annual revenue target but Mr. Ohana would not be subject to any cap if the 2008 annual revenue target was achieved.

For 2008, Mr. Ohana achieved 98.5% of his annual revenue target and his aggregate commission-based cash bonus was $128,500. Due to their strategic significance, the company believes that the disclosure of the 2008 annual revenue target, quarterly revenue targets, commission rate and specified large customer accounts under Mr. Ohana’s 2008 incentive plan would cause competitive harm to the company and are therefore not disclosed.

Mr. Ohana’s 2009 incentive plan as approved by the Compensation Committee follows the same parameters as the 2008 incentive plan except for different dollar figures for the 2009 annual revenue target, the 2009 quarterly revenue target and the specified large customer accounts. The 2009 annual revenue target is based on the company’s internal 2009 budget as approved by our board of directors.

Equity Incentive Programs

We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. In order to promote a longer term management focus and to provide an incentive for continued employment with us, stock options generally become exercisable over a four-year period, with the exercise price being equal to the fair market value of our common stock on the date of grant. The size of the option grant made to each executive officer is based upon the following factors:

•	an evaluation of the executive officer’s past performance;

•	the total compensation being paid to the executive officer;

•	the anticipated value of the executive officer’s contribution to our future performance;

•	the executive officer’s scope of responsibility;

•	the executive officer’s current position with us;

•	the number of options awarded to the executive officer during previous fiscal years and the vesting status of such options;

•	comparability with option grants made to our other executive officers; and

•	comparability with option positions of similarly situated executive officers at peer companies.

During fiscal year 2008, stock options to acquire 1,219,500 shares of our common stock were granted. Our executive officers received stock options to acquire an aggregate of 500,000 shares or 41% of the total options granted in fiscal 2008.

Timing of Grants.  Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. Stock options are not necessarily granted to each executive officer during each year. Grants of stock options to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled Compensation Committee meeting following their hire date.

Stock Ownership Guidelines.  We do not currently require our executive officers and members of our board to own a minimum number of shares of our common stock. The Compensation Committee is satisfied that stock and option holdings among our executive officers and directors are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Retirement Benefits and Perquisites

We generally do not offer any retirement benefits to our executive officers located in Israel, except to the extent certain social benefits required pursuant to Israeli labor laws or are common practice in Israel, which are applicable to all Israeli employees, may substitute as retirement benefits. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, and this accrued amount may be withdrawn by the employee only upon retirement. We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of Messrs. Wertheizer and Arieli in 2008 are specified in the summary compensation tables contained elsewhere in the proxy statement.

In addition, we provide our U.S. employees, including Issachar Ohana, our only U.S.-based executive officer, with participation in our 401(k) plan. We provided a 100% match to any contribution made by participants to the 401(k) plan in 2008, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. The matching amount contributed by us to Mr. Ohana is shown in the summary compensation tables contained elsewhere in the proxy statement.

We currently do not provide any material benefits to our executive officers that are not generally available to our employees.

Post-Termination Protection

The Compensation Committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key executive officers to ensure that we continue to retain their services and to promote stability and continuity within our company. We have entered into employment agreements with all of our executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. Their employment agreements are described elsewhere in this proxy statement.

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. Our 2000 Stock Incentive Plan and 2002 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under those plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the Compensation Committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors of CEVA, Inc.:

Bruce A. Mann (Chair)
Sven-Christer Nilsson
Louis Silver

2008 Summary Compensation

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and the only other executive officer whose total compensation in fiscal year 2008 exceeded $100,000 for the periods presented below. We refer to these executive officers as our “Named Executive Officers.”

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)	($)(2)	($)(1)		($)	($)(6)		($)

Gideon Wertheizer	2008	315,655			348,609	132,000	(3)	—	116,377		912,651
Chief Executive Officer	2007	275,794	—	—	76,881	68,950	(4)	—	150,988		572,613
	2006	200,000	—	—	106,766	125,000	(5)	—	62,127		387,127
Yaniv Arieli	2008	208,410			164,179	87,000	(3)	—	82,446		542,035
Chief Financial Officer	2007	181,719	—	—	40,672	45,430	(4)	—	68,068		335,889
	2006	140,000	—	—	58,905	61,250	(5)	—	51,228		311,383
Issachar Ohana	2008	248,000			155,333	—		—	159,916	(7)	563,249
Executive Vice President,	2007	208,000	—	—	71,245	—		—	172,004	(8)	440,268
Worldwide Sales	2006	200,000	—	—	89,766	—		—	175,455	(9)	465,221

(1)	Messrs. Wertheizer and Arieli’s 2008 and 2007 base salaries, which were the same for both years, and 2008 annual cash awards made pursuant to our 2008 Executive Bonus Plan were denominated in New Israeli Shekel (NIS). The NIS amounts are translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual.

(2)	The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the compensation expenses recognized pursuant to SFAS 123(R) in fiscal 2008, including amounts related to grants made in 2008 and prior years, disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under SFAS 123(R), see Note 1 to our 2008 Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K.

(3)	Relates to annual cash awards made pursuant to our 2008 Executive Bonus Plan.

(4)	Relates to annual cash awards made pursuant to our 2007 Executive Bonus Plan.

(5)	Relates to annual cash awards made pursuant to our 2006 Executive Bonus Plan.

(6)	See the table captioned “2008 All Other Compensation” below for greater detail.

(7)	Includes commission-based cash bonus award made pursuant to Mr. Ohana’s 2008 Incentive Plan.

(8)	Includes commission-based cash bonus award made pursuant to Mr. Ohana’s 2007 Incentive Plan.

(9)	Includes commission-based cash bonus award made pursuant to Mr. Ohana’s 2006 Incentive Plan.

2008 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our Named Executive Officers during fiscal year 2008. The NIS amounts relating to the 2008 all other compensation for Messrs. Wertheizer and Arieli are translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual.

	Perquisites
	and Other			Israeli	Health	Company		Israeli
	Personal	Car	Sales	Social	Insurance	Contributions	Study	Social
	Benefits	Allowance	Commission	Benefits	Benefits	to 401(k) Plan	Fund	Insurance	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)

Gideon Wertheizer	2,194	19,501	—	64,625	—	—	23,571	6,486	116,377
Yaniv Arieli	1,806	19,324	—	39,218	—	—	15,612	6,486	82,446
Issachar Ohana	—	—	128,500	—	17,666	13,800	—	—	159,916

(1)	See the table captioned “2008 Perquisites” below for greater detail.

(2)	As is customary in Israel applicable generally to all Israeli employees, we provide a car allowance for expenses relating to the use and maintenance of the car.

(3)	Relates to commission-based cash bonus award made pursuant to Mr. Ohana’s 2008 Incentive Plan.

(4)	Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly base salary (per specific criteria) of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability payable to our employees upon termination of their employment, taking into account the amounts already deposited in the insurance fund. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, and this accrued amount may be withdrawn by the employee only upon retirement. The amounts represent the above referenced contributions, as well as other Israeli social benefit-related contributions, we made on behalf of each of Messrs. Wertheizer and Arieli.

(5)	Represents the value of the health insurance benefits provided to Mr. Ohana and his family, including general health PPO program, vision, dental, disability and life insurance. Similar health insurance benefits generally are provided to all of our U.S.-based employees.

(6)	We provided our U.S. employees, including Mr. Ohana, our only U.S.-based executive officer, with a 100% match to any contribution made by the participants in our 401(k) plan in 2008, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. This amount represents the matching amount contributed by us to Mr. Ohana’s 401(k) account.

(7)	As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for an employee’s study and training purposes, which amounts contributed by us to Messrs. Wertheizer and Arieli in 2008 are as specified.

(8)	Based on Israeli labor laws, the Israeli Social Security Institute is entitled to monthly tax payments with an annual cap of $6,486 per employee paid by us for Messrs. Wertheizer and Arieli in 2008.

2008 Perquisites

The following table sets forth the perquisites provided to each of our Named Executive Officers during fiscal year 2008.

	Meal	Total Perquisites and
	Expenses	Other Personal Benefits
Name	($)	($)

Gideon Wertheizer	(1)	2,194
Yaniv Arieli	(1)	1,806

(1)	Represents amounts for reimbursement of meal expenses incurred by each of Messrs. Wertheizer and Arieli for work-related purposes.

2008 Grants of Plan Based Awards

The following table sets forth the equity award granted to Messrs. Wertheizer, Arieli and Ohana in 2008.

										All Other	All Other
										Stock	Option
			Number of	Estimated Future			Estimated Future			Awards:	Awards:				Grant Date
			Non-Equity	Payouts Under			Payouts Under			Number of	Number of		Exercise or	Closing	Fair
			Incentive	Non-Equity			Equity			Shares of	Securities		Base Price	Price on	Value of
			Plan Units	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying		of Option	Grant	Stock and
	Grant	Approval	Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards	Date	Option
Name	Date	Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)		($/Sh)	($/Sh)	Awards

Gideon Wertheizer	5/20/2008	5/20/2008									260,000	(1)	9.80	9.80	735,696	(2)

Yaniv Arieli	5/20/2008	5/20/2008									120,000	(1)	9.80	9.80	339,552	(2)

Issachar Ohana	5/20/2008	5/20/2008									120,000	(1)	9.80	9.80	339,552	(2)

(1)	The grant was made pursuant to our 2000 Stock Incentive Plan. Each option shall vest and become exercisable as to 25% of the underlying shares subject to the option on 5/20/2009 and 1/48th each month thereafter.

(2)	Represents the fair value of the stock option as of the date it was granted, computed in accordance with SFAS 123(R) but disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under SFAS 123(R), see Note 1 to our 2008 Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth information concerning the options held by each of our Named Executive Officers as of December 31, 2008. None of Messrs. Wertheizer, Arieli or Ohana had any stock awards outstanding at fiscal year-end 2008.

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option
	Options		Options		Unearned	Exercise	Option
	(#)(3)		(#)(3)		Options	Price	Expiration
Name	Exercisable		Unexercisable		(#)	($)(12)	Date

Gideon Wertheizer	26,667	(1)(4)	—		—	14.17	2/4/2009
	67,500	(2)(5)	—		—	7.42	7/20/2011
	128,124	(2)(6)	21,876		—	5.55	7/19/2012
	14,166	(1)(7)	25,834		—	9.10	7/24/2014
	—		260,000	(1)(8)	—	9.80	5/20/2015
Yaniv Arieli	102,499	(2)(6)	17,501		—	5.55	7/19/2012
	7,083	(1)(7)	12,917		—	9.10	7/24/2014
	—		120,000	(1)(8)	—	9.80	5/20/2015
Issachar Ohana	100,000	(1)(9)	—		—	10.40	2/10/2014
	36,000	(2)(5)	—		—	7.42	7/20/2011
	18,229	(2)(10)	6,771		—	6.56	1/26/2013
	12,937	(1)(11)	14,063		—	7.22	1/25/2014
	—		120,000	(1)(8)	—	9.80	5/20/2015

(1)	The options were granted pursuant to our 2000 Stock Incentive Plan.

(2)	The options were granted pursuant to our 2002 Stock Incentive Plan.

(3)	Each option shall vest and become exercisable as to 25% of the underlying shares subject to the option on the first anniversary of the grant date and 1/48th each month thereafter. All options have a maximum term of 7 or 10 years.

(4)	Granted on 2/4/2002, vest and become exercisable as to 25% of the underlying shares subject to the option on 2/4/2002 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(5)	Granted on 7/20/2004, vest and become exercisable as to 25% of the underlying shares subject to the option on 7/20/2005 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(6)	Granted on 7/19/2005, vest and become exercisable as to 25% of the underlying shares subject to the option on 7/19/2006 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(7)	Granted on 7/24/2007, vest and become exercisable as to 25% of the underlying shares subject to the option on 7/24/2008 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(8)	Granted on 5/20/2008, vest and become exercisable as to 25% of the underlying shares subject to the option on 5/20/2009 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(9)	Granted on 2/10/2004, vest and become exercisable as to 25% of the underlying shares subject to the option on 2/10/2005 and 1/48th each month thereafter. Options have a maximum term of 10 years.

(10)	Granted on 1/26/2006, vest and become exercisable as to 25% of the underlying shares subject to the option on 1/26/2007 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(11)	Granted on 1/25/2007, vest and become exercisable as to 25% of the underlying shares subject to the option on 1/25/2008 and 1/48th each month thereafter. Options have a maximum term of 7 years.

(12)	All options were granted at fair market value on the grant date as reported on NASDAQ.

2008 Option Exercises and Stock Vested

None of our Named Executive Officers exercised any options during fiscal year 2008. None of our Named Executive Officers has received any stock awards and therefore no shares were acquired upon vesting of any stock awards.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our Named Executive officers.

Employment Agreements

On November 1, 2002, we entered into employment agreements, as amended, with Messrs. Wertheizer and Ohana. Pursuant to the employment agreements, both Mr. Ohana and Mr. Wertheizer were entitled to an annual base salary of $200,000, as well as a bonus to be determined at the discretion of the Compensation Committee of our board of directors in the case of Mr. Wertheizer, and a commission-based bonus based on guidelines described in greater detail in the Compensation Analysis and Discussion section in the case of Mr. Ohana. Pursuant to increases after execution of the employment agreement, Mr. Wertheizer’s current annual base salary is NIS 1,118,040.

Although each employment agreement is for an indefinite term, the employment of each of Messrs. Wertheizer and Ohana will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days notice or by the individual with notice of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If our board of directors determines that an individual has failed to perform his reasonably assigned duties and upon written notice from us, we are required to give notice or a cure period of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana prior to termination. If either of Messrs. Wertheizer or Ohana resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate him, other than for cause, then he will be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If either of Messrs. Wertheizer or Ohana voluntarily terminates his employment after providing the requisite notice period of nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana, he will be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled during the notice period. If the employment of either of Messrs. Wertheizer or Ohana is terminated by death, his options will vest in full.

In connection with Mr. Ohana’s relocation from Israel to the U.S., which we believed to be a necessary strategic move, we amended Mr. Ohana’s employment agreement, effective as of July 22, 2003, to provide Mr. Ohana with certain relocation benefits, including a monthly housing rental allowance of up to $48,000, reimbursement of travel expenses he or his family incurs for two trips between Israel and the U.S annually, and a one-time relocation grant of $25,000 to cover costs incurred in relocating. On November 1, 2007, Mr. Ohana’s employment agreement was further amended to add certain technical provisions associated with Section 409A of the Internal Revenue Code of 1986, as amended. The amendment also eliminated Mr. Ohana’s relocation benefits provided in the amendment effective as of July 22, 2003, in return for an increase to Mr. Ohana’s annual base salary in the amount of such relocation benefits so that Mr. Ohana’s overall compensation remained the same.

On August 18, 2005, we entered into an employment agreement with Mr. Arieli. Pursuant to the employment agreement, Mr. Arieli was entitled to a salary of $126,000, as well as an annual overtime payment of $14,000. Pursuant to increases after execution of the employment agreement, Mr. Arieli’s current annual salary is NIS 670,680 and annual overtime payment is NIS 67,645. Upon the termination of his employment, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The employment agreement is effective as of August 1, 2007 and shall continue in effect until terminated in accordance with its terms. The employment of Mr. Arieli may be terminable at any time by either party and for any reason with six months prior written notice. If we terminate Mr. Arieli’s employment without providing the requisite notice period, Mr. Arieli will be entitled to an amount equal to six months of his then applicable monthly base salary. In May 2007, to provide consistency with Messrs. Wertheizer and Ohana, our board of directors determined that if Mr. Arieli resigns for good reason or if the company, or an acquiring or succeeding corporation after a change in control of our company, terminates him, other than for cause, then Mr. Arieli’s then outstanding options would vest in full. Other than the acceleration of outstanding option grants, Mr. Arieli’s employment agreement does not provide for any additional compensation in the event of a change in control of our company.

Potential Payments Upon Termination or Change of Control

The following table sets forth the amount of compensation to each of Messrs. Wertheizer, Arieli, and Ohana in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2008. The calculations for Messrs. Wertheizer and Arieli are based on the exchange rate of NIS into the U.S. dollars at December 31, 2008.

											Termination
			Voluntary								w/o Cause or
			Termination by		Termination by						for Good Reason
			Employee After		Company After		Termination		Termination		Within 12 Months
	Termination		Provision of		Provision of		Upon Death		w/o Cause or		of Change
Name: Gideon Wertheizer	for Cause		Requisite Notice		Requisite Notice		of Employee		for Good Reason		in Control

Base Salary	$—		$220,550		$588,132		$—		$588,132		$588,132
Vested/Unvested Shares Options(1)	$185,780	(2)	$185,780	(2)	$217,500	(3)	$217,500	(3)	$217,500	(3)	$217,500	(3)
Study fund	$—		$16,541		$44,110		$—		$44,110		$44,110
Israeli Social Benefits	$—		$43,788		$116,768		$—		$116,768		$116,768
Accrued Vacation Pay	$284,570		$284,570		$284,570		$284,570		$284,570		$284,570
Total	$470,350		$751,229		$1,251,080		$502,070		$1,251,080		$1,251,080

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2008 (the last trading day of fiscal 2008).

(2)	The value realized includes only the vested stock options.

(3)	The value realized includes vested options and unvested stock options upon acceleration.

											Termination
			Voluntary								w/o Cause or
			Termination by		Termination by						for Good Reason
			Employee After		Company After		Termination		Termination		Within 12 Months
	Termination		Provision of		Provision of		Upon Death		w/o Cause or		of Change
Name: Issachar Ohana	for Cause		Requisite Notice		Requisite Notice		of Employee		for Good Reason		in Control

Base Salary	$—		$124,000		$496,000		$—		$496,000		$496,000
Vested/Unvested Shares Options(2)	$8,021	(2)	$8,021	(2)	$11,000	(3)	$11,000	(3)	$11,000	(3)	$11,000	(3)
Health Care	$—		$8,833		$35,332		$—		$35,332		$35,332
Accrued Vacation Pay	$39,403		$39,403		$39,403		$39,403		$39,403		$39,403
Total	$47,424		$180,257		$581,735		$50,403		$581,735		$581,735

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2008 (the last trading day of fiscal 2008).

(2)	The value realized includes only the vested stock options.

(3)	The value realized includes vested options and unvested stock options upon acceleration.

			Termination		Termination w/o
	Termination		After Provision of		Provision of		Termination upon
Name: Yaniv Arieli	for Cause		Requisite Notice		Requisite Notice		Death of Employee

Base Salary	$—		$—		$97,097		$—
Vested/Unvested Share Options(1)	$148,624	(2)	$174,000	(3)	$174,000	(3)	$174,000	(3)
Accrued Vacation Pay	$45,144		$45,144		$45,144		$45,144
Total	$194,768		$219,144		$316,241		$219,144

(1)	The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on December 31, 2008 (the last trading day of fiscal 2008).

(2)	The value realized includes only the vested stock options.

(3)	The value realized includes vested options and unvested stock options upon acceleration.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of our board of directors are Messrs. Mann, Nilsson and Silver. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. Mr. Silver is a member of the Compensation Committee of DSP Group, Inc., and Mr. Ayalon, one of our directors, is the chief executive officer and chairman of the board of directors of DSP Group, Inc. No executive officer of CEVA served on the board of directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our board or Compensation Committee.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board. We do not currently have a minimum share ownership requirement for our directors.

Cash Compensation Paid to Board Members

Directors who are employees of CEVA do not receive any additional compensation for their services as directors. Directors who are not employees of CEVA are entitled to an annual retainer, payable in quarterly installments. In July 2008, the board of directors approved an increase in the board annual retainer for all non-employee directors (other than the Chairman) from $30,000 to $40,000. Therefore, for the first two quarters of 2008, the non-employee directors (other than the Chairman) received a quarterly installment of $7,500 and, for the last two quarters of 2008, the non-employee directors (other than the Chairman) received a quarterly installment of $10,000. The Chairman receives an annual retainer of $60,000, payable in quarterly installments of $15,000 each. In addition to the board annual retainer, committee meetings of a face-to-face nature and on a telephonic basis are compensated at the rate of $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Stock Option Program

Each of our non-employee directors is also entitled to participate in our 2003 Director Stock Option Plan, 2000 Stock Incentive Plan and 2002 Stock Incentive Plan. Pursuant to our 2003 Director Stock Option Plan, each person who becomes a non-employee director shall automatically be granted an option to purchase 38,000 shares of common stock. On June 30 of each year beginning in 2004, each non-employee director will automatically be granted an option to purchase 13,000 shares of common stock if he has served on the board as of such date and an option to purchase 13,000 shares of common stock for each committee of the board on which he has served as chair person as of such date. In 2007, we awarded director option grants to our non-employee directors pursuant to our 2000 Stock Incentive Plan as a result of an insufficient number of authorized shares under the 2003 Director Stock Option Plan for the automatic director grants.

2008 Director Compensation Table

	Directorship Fees
	Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)	($)

Peter McManamon(2)	60,000	64,595	124,595
Eliyahu Ayalon(3)	35,000	30,837	65,837
Zvi Limon(4)	42,000	30,837	72,837
Bruce Mann(5)	40,000	62,699	102,699
Sven-Christer Nilsson(6)	47,000	30,465	77,465
Louis Silver(7)	46,000	60,929	106,929
Dan Tocatly(8)	35,000	33,423	68,423

(1)	The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the compensation expenses recognized pursuant to SFAS 123(R) in fiscal 2008, including amounts related to grants made in prior years, disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under SFAS 123(R), see Note 1 to our 2008 Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K. In 2008, all options granted to our non-employee directors were made pursuant to our 2000 Stock Incentive Plan as a result of an insufficient number of authorized shares under the 2003 Director Stock Option Plan for the automatic director grants. Each option vests as to 25% of the shares underlying the option on each anniversary of the option grant date and expire no later than 10 years from the option grant date. Each option was granted at an exercise price equal to the fair market value of the common stock on the date of grant as reported on NASDAQ.

(2)	On June 30, 2008, Mr. McManamon was granted an option to purchase 28,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $68,821. As of March 6, 2009, Mr. McManamon had outstanding stock options to purchase 163,000 shares of our common stock.

(3)	On June 30, 2008, Mr. Ayalon was granted an option to purchase 13,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $33,216. As of March 6, 2009, Mr. Ayalon had outstanding stock options to purchase 128,833 shares of our common stock.

(4)	On June 30, 2008, Mr. Limon was granted an option to purchase 13,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $33,216. As of March 6, 2009, Mr. Limon had outstanding stock options to purchase 232,251 shares of our common stock.

(5)	On June 30, 2008, Mr. Mann was granted an option to purchase 26,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $63,905. As of March 6, 2009, Mr. Mann had outstanding stock options to purchase 207,000 shares of our common stock.

(6)	On June 30, 2008, Mr. Nilsson was granted an option to purchase 13,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $31,953. As of March 6, 2009, Mr. Nilsson had outstanding stock options to purchase 302,056 shares of our common stock.

(7)	On June 30, 2008, Mr. Silver was granted an option to purchase 26,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $63,905. As of March 6, 2009, Mr. Silver had outstanding stock options to purchase 199,084 shares of our common stock.

(8)	On June 30, 2008, Mr. Tocatly was granted an option to purchase 13,000 shares of our common stock at $7.97 per share, with grant date fair value, computed in accordance with SFAS 123(R), of $33,216. As of March 6, 2009, Mr. Tocatly had outstanding stock options to purchase 103,000 shares of our common stock.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the below Audit Committee Report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

The Audit Committee of our board of directors is composed of four members; one seat is currently vacant. The Audit Committee acts under a written charter, which is available for review on our website at www.ceva-dsp.com.

The Audit Committee has reviewed our audited financial statements for 2008 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (“Communication with Audit Committees”) (“SAS 61”).

SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

•	adjustments arising from the audit that could have a significant effect on the financial reporting process;

•	the use of and changes in significant accounting policies or their application, as well as the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, whether or not satisfactorily resolved, about matters that could be significant to the financial statements or the auditor’s report.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. Our auditors are required annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2008. The Audit Committee has also recommended the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) and, based on our recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent auditors for the fiscal year ending December 31, 2009, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

Louis Silver (Chair)
Zvi Limon
Sven-Christer Nilsson

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last 2 fiscal years:

Fee Category	2008	2007

Audit Fees(1)	$180,000	$180,000
Audit-Related Fees(2)	$30,000	$25,000
Tax Fees(3)	$85,000	$14,600

Total Fees	$295,000	$219,600

*	Fees are billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

(1)	Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based on fees received to date and estimated fees yet to be billed.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultations and audits in connection with grant applications, technical accounting issues, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.

All fees described above were approved by the Audit Committee of the Board of Directors.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that we expect our independent auditor to provide during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may delegate to a subcommittee of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF 2002 EMPLOYEE STOCK PURCHASE PLAN

In March 2009, our board of directors approved, subject to stockholder approval, an amendment and restatement of our 2002 employee stock purchase plan (“Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 1,500,000 to 2,150,000.

The purpose of the Purchase Plan is to provide employees of the company and its subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Purchase Plan will be construed so as to extend and limit participation in the Purchase Plan in a manner consistent with the requirements of the Code. The Purchase Plan is intended to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to us by providing those persons with equity ownership opportunities and performance-based incentives — thereby better aligning the interests of those persons with those of our stockholders. Our board of directors believes that the amendment is necessary to assure that CEVA will have a sufficient reserve of common stock available for issuance under the Purchase Plan.

Subject to stockholder approval, we plan to register the additional 650,000 shares reserved under the Purchase Plan on a Registration Statement on Form S-8.

A general description of the principal terms of the Amended and Restated Purchase Plan as proposed is set forth below.

General Description

The Purchase Plan was adopted by our board of directors and approved by our stockholders in 2002. There are currently 1,500,000 shares of common stock reserved for issuance under the Purchase Plan. If the amendment and restatement of the Purchase Plan is approved by the stockholders, the number of shares of common stock reserved for issuance under the Purchase Plan will be increased by 650,000 shares from 1,500,000 shares to 2,150,000 shares. As of March 6, 2009, a total of 1,282,289 shares have been purchased under the Purchase Plan, and 217,711 shares of common stock remained available for purchase thereunder.

The number of shares of our common stock reserved for issuance under the Purchase Plan is also subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the company.

The Purchase Plan is administered by our board of directors, or a committee of the board as designated by the board from time to time, which has the authority to determine the terms and conditions under which purchase rights are to be granted under the Purchase Plan for any offer period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan.

The purpose of the Purchase Plan is to provide our employees who participate in the Purchase Plan with an opportunity to purchase our common stock through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Our employees, including officers, and employees of our subsidiaries are eligible to participate in the Purchase Plan. Payroll deductions may be in amounts equal to or greater than 1% but not exceeding 10% (in whole percentage increments) of a participant’s compensation. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent during any offer period or purchase period.

Any person who is employed by the company or any subsidiary for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offer period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to us a subscription agreement authorizing payroll deductions at least five business days prior to the commencement of the applicable offer period. At December 31, 2008, we had 187 employees.

Offer periods under the Purchase Plan will generally be overlapping periods of 24 months. Purchase periods will generally be six-month periods commencing on each February 1 and August 1. The exercise dates are the last day of each purchase period. In the event we merge with or into another corporation, sell all or substantially all of our assets, or enter into other transactions in which all of our stockholders before the transaction own less than 50% of the total combined voting power of our outstanding securities following the transaction, our board of directors or a committee designated by the board may elect to shorten the offer period then in progress. The maximum duration of an offer period is twenty-seven (27) months.

The price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of our common stock on the commencement date of the offer period or the last day of the purchase period, whichever is lower. The fair market value of the common stock on a given date is the closing sale price of the common stock on NASDAQ as of such date. The number of shares of common stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the company. We make no cash contributions to the Purchase Plan, but bear the expenses of administration.

At the beginning of an offer period, each participant will be granted the right to purchase the number of shares determined by dividing $50,000 by the fair market value on the offer period commencement date. No employee shall be granted a purchase right under the Purchase Plan (1) if immediately after the grant of the purchase right, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the company or a subsidiary of the company (including stock which may be purchased under the Purchase Plan or issued pursuant to any other options) or (2) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over to the next purchase period or offer period, whichever applies, or returned to the participant, if the participant withdraws from the Purchase Plan.

A participant may increase or decrease the rate of his or her payroll deduction for the remainder of an offer period by filling out a change of status notice and delivering it to us (or our designee). The participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire offer period and each subsequent offer period, unless the participant further modifies his subscription or terminates his participation in the Purchase Plan.

A participant’s interest in a given offer period may be terminated in whole, but not in part, by delivering to us a change of status notice which indicates the participant’s withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offer period. Any withdrawal by the participant of accumulated payroll deductions for a given offer period automatically terminates the participant’s interest in that offer period. If a participant withdraws from an offer period, payroll deductions will not resume at the beginning of the succeeding offer period unless the participant delivers to us a new subscription agreement. Alternatively, a participant may elect to terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the participant’s option under the then-current offering period.

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by us as an election to withdraw from the Purchase Plan.

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by us, an appropriate adjustment shall be made in the number of shares under the Purchase Plan and the price per share covered by each outstanding option. In the event of a sale of all or substantially all of our assets, or our merger with or into another corporation, each option under the Purchase Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the plan administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the offer period then in progress by setting a new exercise date or an earlier date for termination of the offer period (the “New Exercise Date”). If the plan administrator shortens the offer period then in progress in lieu of assumption in the event of a sale of assets or merger as described above, the plan administrator shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the exercise date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the offer period.

Amendment and Termination of the Purchase Plan

The plan administrator may amend the Purchase Plan at any time or from time to time or may terminate the Purchase Plan without approval of the stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to purchase rights granted to residents therein, we will obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required. No action by the plan administrator or stockholders may alter or impair any option previously granted under the Purchase Plan without the consent of affected participants, provided that the Purchase Plan or any one or more offer periods may be terminated by the plan administrator on any exercise date or by the plan administrator establishing a new exercise date with respect to any offer period then in progress if the plan administrator determines that the termination of the Purchase Plan or such one or more offer periods is in the best interests of the company and its stockholders. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the plan administrator is entitled to limit the frequency and/or number of changes in the amount withheld during offer periods, change the length of purchase periods within any offer period, change the length of subsequent offer periods, determine whether subsequent offer periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the plan administrator determines in its sole discretion advisable and which are consistent with the Purchase Plan. The Purchase Plan will remain in effect until terminated by the board.

Amended Purchase Plan Benefits.

The benefits to be received by our employees pursuant to the amended and restated Purchase Plan are not determinable at this time.

The following table sets forth information with respect to purchases under the Purchase Plan during the fiscal year ended December 31, 2008. The executive group in 2008 consisted of Messrs. Wertheizer, Arieli and Ohana. The non-executive director group consisted of Messrs. Ayalon, Limon, Mann, McManamon, Nilsson, Silver and Tocatly. Please note, however, that non-employee directors are not allowed to participate in the Purchase Plan.

			Weighted Average
		% of Total	Purchase Price Per
Identity of Group	Purchases	Purchases(1)	Share

Gideon Wertheizer Chief Executive Officer	3,888	2%	7.02
Yaniv Arieli Chief Financial Officer	3,047	2%	7.04
Issachar Ohana Executive Vice President, World Wide Sales	3,353	2%	7.04
Executive Group	10,288	6%	7.03
Non-Executive Director Group	—	—	—
Non-Executive Employee Group	158,543	94%	6.37

(1)	Based on a total of 168,831 shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2008.

Certain Federal Income Tax Information

The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Purchase Plan is strongly urged to consult with his or her tax advisor regarding participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There is no income or employment tax withholding required upon the purchase or disposition of the shares by a participant.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant of the purchase right or within one year of the date of purchase (subject to the requirements of reasonableness). We are required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to us.

Our board of directors believes that the amendment and restatement of the Purchase Plan to increase the number of shares of our common stock available for grant under the plan from 1,500,000 to 2,150,000 shares is in the best interests of both our stockholders and the company and recommends a vote “FOR” the amendment and restatement.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

Our Audit Committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the Audit Committee of the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its

discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

In connection with the audit of the 2008 financial statements, we entered into an engagement agreement with Kost Forer Gabbay & Kasierer which set forth the terms by which Kost Forer Gabbay & Kasierer will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Our board of directors recommends a vote “FOR” the ratification of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the fiscal year ending December 31, 2009.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING AND
NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2010 annual meeting of stockholders, including nomination of directors, must be submitted to our office at CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no later than December 24, 2009.

Our by-laws require stockholders to give advance notice of any matter stockholders wish to present at an annual meeting of stockholders, including nomination of directors. For our 2010 annual meeting, the by-laws require notice to be received at our office at CEVA, Inc. 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no earlier than December 24, 2009 and no later than January 23, 2010.

The proxies to be solicited by our board of directors for the 2010 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by March 9, 2010.

In addition to providing timely advanced notice of any matter a stockholder wishes to present at an annual meeting of stockholders, with respect to general stockholder proposals, the stockholder also must submit the following relevant information in writing with respect to the proposal to the attention of our Secretary at our principle executive offices: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of our common stock (a “Derivative Instrument”), (b) any rights to dividends on the shares of our common stock owned beneficially by such stockholder that are separated or separable from the underlying common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), in addition to providing timely advanced notice of any matter stockholders wish to present at an annual meeting of stockholders, the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principle executive offices: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nominations committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominations committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: CEVA, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, (408) 514-2900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors presently knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. A stockholder who attends the meeting may vote his, her or its stock personally even though the stockholder has sent in a proxy card, so long as such stockholder is the record holder or such stockholder has obtained a letter from such stockholder’s broker.

By order of the Board of Directors,

/s/  Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 23, 2009
San Jose, California

Appendix A

PROXY

CEVA, INC.

ANNUAL MEETING OF STOCKHOLDERS
June 2, 2009

This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Tuesday, June 2, 2009, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

June 2, 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSALS 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.	To elect seven directors:
NOMINEES
Eliyahu Ayalon: ☐ Zvi Limon: ☐ Bruce A. Mann: ☐ Peter McManamon: ☐ Sven-Christer Nilsson: ☐ Louis Silver: ☐ Dan Tocatly: ☐
☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

2.	To approve an amendment and restatement of the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,500,000 to 2,150,000.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	To ratify the selection of Kost Forer Gabbay & Kassierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2009.
☐ FOR ☐ AGAINST ☐ ABSTAIN
The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR each of the above named director nominees, FOR proposals 2 and 3 and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.
Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder sign	Date:

Signature of Stockholder sign	Date:

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

June 2, 2009

Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.